SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 22, 2003
                                  --------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------




















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ITEM 5.  OTHER EVENTS

On April 22, 2003, Dominion Bond Rating Service Limited (DBRS) announced in a press release that it lowered its long-term ratings on GM and GMAC to A (low) from A, and the trends are changed from negative to stable. Concurrently, DBRS is confirming the commercial paper ratings at R-1 (low) on GM and GMAC with a continuing stable trend. The body of the press release made by Dominion Bond Rating Service Limited follows:

                             ACTION BY RATING AGENCY

DBRS.COM, April 22, 2003 -- DBRS is downgrading the long-term ratings of General Motors group of companies, and the trends are changed from Negative to Stable. Concurrently, DBRS is confirming the commercial paper ratings of the group all with a continuing Stable trend. The downgrades reflect the slower-than-anticipated improvement in General Motors Corporation's ("GM" or the "Company") recovery. With market conditions in North America and Europe expected to deteriorate in the near term, characterized by softening demand and rising sales incentives, GM's profitability will be under increasing pressure, which further slows down GM's effort in restoring its financial profile. Ongoing structural factors affecting GMs include: (1) Although overall North American market share has stabilized on gains made in trucks, market share in cars continues to erode and the outlook remains challenging. The recent decline in sales despite higher sales incentives adds to the concern. (2) Although GM appears to have the strongest lineup of pickup trucks and SUVs, foreign rivals are entering these segments with new models. In addition, new models from GM's domestic rivals during 2003 in these segments further add to competitive pressure. This could hurt GM's profitability and stall its recovery efforts. (3) GM continues to be plagued by excess capacities and a restrictive union contract has impeded GM's efforts to address the issue. The union contract is expiring in September 2003 and securing an agreement from the union to rationalize its capacity will be critical to GM's efforts to realign its cost structure to the increasing competitive environment. (The current rating reflects a satisfactory outcome with minimal disruption to operations in the upcoming union contracts negotiation.) (4) GM's international operations continue to underperform, operating near breakeven, and will likely take an extended period before profits improve. (5) Although the balance sheet is currently strong and the Company is well positioned for a short downturn, a longer downturn could see debt levels rise significantly. Pension and OPEB funding remains manageable, but a long-term challenge. Nevertheless, GM's ratings are still well supported by the following factors: (1) The Company's leading position in the global automotive industry. GM's size and critical mass create economies of scale and efficiencies; (2) A strong balance sheet and liquidity position in the automotive business (net cash, including short term VEBA) of $5.6 billion at the end of March 2003 giving it financial flexibility to weather the downturn in the auto industry; and (3) Highly profitable captive finance operations in GMAC, which help stabilize earnings.




                                      # # #


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 23, 2003
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                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)